SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CONSOLIDATED PAPERS, INC.
P.O. BOX 8050
WISCONSIN RAPIDS, WISCONSIN 54495-8050



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 24, 1995


To the Shareholders of
Consolidated Papers, Inc.

The annual meeting of shareholders of Consolidated Papers, Inc. will be held at the Mead Inn, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 24, 1995, for the following purposes:

1. To elect eleven directors to serve until the next annual meeting of shareholders.

2. To transact any other business properly brought before the meeting.

Only shareholders of record at the close of business on March 7, 1995 are entitled to notice of and to vote at the meeting.

We cordially invite you to attend. Whether or not you can be present, please date, sign, and return the enclosed proxy as soon as possible. If you attend the meeting, you may revoke your proxy and vote in person.


CONSOLIDATED PAPERS, INC.

Carl H. Wartman, Secretary

March 14, 1995

PROXY STATEMENT
CONSOLIDATED PAPERS, INC.
P.O. BOX 8050
WISCONSIN RAPIDS, WISCONSIN 54495-8050
ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by the Board of Directors in connection with the solicitation of proxies to be used at the annual meeting of shareholders of Consolidated Papers, Inc. ("Consolidated" or the "Company") to be held at the Mead Inn, 451 East Grand Avenue, Wisconsin Rapids, Wisconsin, at 2:00 p.m., Monday, April 24, 1995. This proxy statement and the enclosed form of proxy are scheduled to be mailed to shareholders on March 14, 1995, together with the Company's Annual Report to Shareholders which contains financial statements for the fiscal year ended December 31, 1994. When proxy cards are returned properly signed and received in time, the shares represented will be voted in accordance with shareholders' directions. If the proxy card is signed and returned without directions, the shares will be voted by the persons named in the enclosed form of proxy.

REVOCABILITY OF PROXY

Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting. A proxy may be revoked in person at the meeting, by providing a proxy bearing a later date, or by delivering a signed notice of revocation to the Secretary of the Company.

SOLICITATION

The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company. The expense of solicitation will be borne by the Company. Reasonable out-of-pocket expenses will be paid by the Company to brokers, nominees, and other persons who request solicitation materials for their principals.

VOTING SECURITIES

Only shareholders of record as of the close of business March 7, 1995 will be eligible to vote at the meeting. Each shareholder is entitled to one vote for each share held. In determining whether a quorum exists at the annual meeting, all votes "For", as well as votes to withhold authority, will be counted. Directors are elected by a plurality of the votes cast by the shares entitled to vote at the annual meeting. A plurality means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting (eleven).

As of March 7, 1995, there were 44,259,833 shares of common stock of the Company outstanding and entitled to vote at this annual meeting.

PROPOSALS OF SECURITY HOLDERS

In accordance with Section 2.2 of the Company's bylaws, shareholders may recommend persons as potential nominees for director only by complying with the following procedure: shareholders must submit the names of such persons in writing to the Secretary of the Company not less than 60 days or more than 90 days prior to the date of the annual meeting. These recommendations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupations or employment for the past five years, number of shares of the Company beneficially owned by the potential nominee, and all other information required by the proxy rules, and the name, record address, and number of shares of stock of the Company owned by the shareholder making the recommendation.

Also, in accordance with Section 2.2 of the Company's bylaws, a shareholder may properly bring business before the annual meeting only by complying with the following procedure: the shareholder must submit to the Secretary of the Company, not less than 60 days or more than 90 days prior to the date of the annual meeting, a written statement describing the business to be discussed, the name, principal occupation, address, and number of shares of the Company beneficially owned by the shareholder making the submission, and a description of any material interest of the shareholder in the business of the Company other than as a shareholder.

Copies of Section 2.2 of the Company's bylaws are available on request to the Secretary.

Under regulations of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the annual meeting of shareholders anticipated to be held April 22, 1996 may, if the shareholders have complied with the requirements of the regulations, be included in the proxy statement and form of proxy relating to that meeting. The regulations provide that the shareholder proposals must be submitted to the Secretary of the Company by November 15, 1995.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares. Because the voting or dispositive power of certain stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of the Company listed in the table, after elimination of such duplication, is 17,104,095 shares (38.7% of the outstanding stock).

Set forth in the following table are the beneficial holdings as of January 31, 1995 on the basis described above of: (A) each person known by the Company to own beneficially more than 5% of its outstanding stock; (B) directors not listed in (A); (C) the executive officers named in the Summary Compensation Table on Page 7 and not listed in (A) or (B); and (D) directors and executive officers as a group:

                                                      Shares Owned
                                             Sole     Beneficially
                                           Voting Or     Shared     Shared      Total
                                           Investment    Voting    Investment Beneficial   % Of
                Name                        Power1,2      Power       Power    Ownership    Class
(A)  George W. Mead                          79,119   16,072,5773             16,151,696   36.5%
     Chairman (Director)
     P.O. Box 8050
     Wisconsin Rapids, WI 54495-8050

     Robert McKay                            20,000   16,072,5773             16,092,577   36.4%
     46 Benedict Hill Road
     New Canaan, CT 06840

     Cynthia M. Sargent                      90,608   16,072,5773             16,163,185   36.6%
     14 Bridlewood Road
     Northbrook, IL 60062

(B)  Other directors
     Ruth Baldwin Barker                    145,269       23,000    23,000       168,269     *
     James R. Bostic                          1,000                                1,000     *
     Patrick F. Brennan                      52,312                               52,312     *
     Wiley N. Caldwell                        3,000                                3,000     *
     Sally M. Hands                          92,308                               92,308     *
     Bernard S. Kubale                        5,500                                5,500     *
     D. Richard Mead Jr.                     27,960      290,616   290,616       318,576     *
     Gilbert D. Mead                         19,957                               19,957     *
     Lawrence R. Nash                        71,085                               71,085     *
     Glenn N. Rupp                            1,000                                1,000     *

(C)  Other Executive Officers
     William P. Orcutt                       22,795                               22,795     *
     Roy E. Schulz                           19,466                               19,466     *
     Gorton M. Evans Jr.                     10,757                               10,757     *

(D)  Directors and Executive
     Officers as a Group                    607,294   16,386,193                           38.4%4
     (20 persons)

*Less than 1%

1 Does not include shares held by spouses or children of the following: for Mrs. Barker, 50,700 shares, for Mrs. Hands, 400 shares; for Mr. McKay, 189,793 shares; for Mr. D. Richard Mead Jr.,
2,400 shares; for Mr. George W. Mead, 35,863 shares; for Mr. Gilbert D. Mead, 2,260 shares; for
Mr. Nash, 23,335 shares; for Mrs. Sargent, 10,160 shares; for Mr. Schulz, 124 shares; and for all directors and executive officers as a group, 315,136 shares.  Beneficial ownership is disclaimed as to such shares and as to all other shares over which the named person does not have full beneficial rights.

2 Includes shares which may be acquired within sixty (60) days upon exercise of options: for Mr.
George W. Mead, 8,624 shares; for Mrs. Barker, 3,000 shares; for Mr. Brennan, 36,477 shares; for
Mr. Caldwell, 2,000 shares; for Mrs. Hands, 3,000 shares; for Mr. Kubale, 4,000 shares; for Mr.
D. Richard Mead Jr., 4,000 shares; for Mr. Gilbert D. Mead, 4,000 shares; for Mr. Nash, 4,000 shares; for Mr. Orcutt, 6,843 shares; for Mr. Schulz, 6,011 shares; for Mr. Evans, 4,832 shares;
and for all directors and executive officers as a group, 105,687 shares.

3 George W. Mead, Robert McKay and Cynthia M. Sargent are voting trustees of the Mead Voting
Trust, a voting trust organized under Wisconsin law to hold shares of the Company.  The Mead
Voting Trust, which expires by its terms on December 20, 2011, holds 16,072,577 shares of stock.
The voting trustees generally have the right to determine the voting (but not the disposition) of the shares of the Company.  However, in voting on (i) any proposed merger or consolidation of the
Company with another person, (ii) any sale, lease or exchange of all or substantially all of the
Company's assets, or (iii) a proposed dissolution of the Company, the voting trustees must follow the directions of the holders of a majority of the units of beneficial interest.  The three voting trustees each own units of beneficial interest in the Mead Voting Trust.  George W. Mead beneficially owns 1,406,020 units of beneficial interest, or 8.7% of the Mead Voting Trust.
Robert McKay beneficially owns 14,190 units of beneficial interest, or .09% of the Mead Voting
Trust.  Cynthia M. Sargent beneficially owns 1,768,547 units of beneficial interest, or 11.0% of the Mead Voting Trust.  Each unit of beneficial interest represents one share of the Company's common stock.

4 After eliminating duplications in the table.

DIRECTORS

At the annual meeting of shareholders, eleven directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Directors will be elected by a plurality of the shares present and voting at the meeting. Unless contrary instructions are given, the proxies will voted for the nominees listed below. It is expected these nominees will serve but, if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

The nominees, their ages, the years in which they began serving as directors, and business experience are set forth below; except as indicated in footnotes, the principal occupations of the nominees have not changed in the past five years.

The Board of Directors recommends that the shareholders vote for the election of the directors listed in the table below.

                             Director          Principal Occupation
         Name           Age   Since           And Other Directorships
Ruth Baldwin Barker1    65     1991    Investor.

James R. Bostic        54     1994    President and Chief Executive Officer,2
NordicTrack, Inc., Chaska, Minnesota. (Manufacturer and distributor of cross-country ski exercise machines and other exercise equipment).

Patrick F. Brennan     63     1987    President and Chief Executive Officer,3
Consolidated Papers, Inc. Also director of Northland Cranberries, Inc. and Betz Laboratories, Inc. (Manufacturer of specialty chemicals).

Wiley N. Caldwell      67     1991    Retired President, W.W. Grainger, Inc.,
Skokie, Illinois, (National distributor of industrial and commercial supplies and equipment). Also director of CBI Industries, Inc. (Design and construction of metal structures and manufacturer of industrial gases), Kewaunee Scientific Corporation (Manufacturer of laboratory furniture), and APS Holding, Inc. (Distributor of automotive parts and supplies).

Sally M. Hands1        68     1991         Investor.

Bernard S. Kubale     66     1988    Partner,4 Foley & Lardner, Attorneys at
Law, Milwaukee, Wisconsin.5 Also director of Banta Corporation (Printing and graphic arts), and Schultz Sav-O Stores, Inc. (Wholesale and retail food distributor).

D. Richard Mead Jr.   64     1974     Retired Chief Executive Officer,
Southeast Mortgage Company (Mortgage bankers), and Retired Senior Vice President of Southeast Bank, N.A., Miami, Florida.6

George W. Mead1       67     1963     Chairman of the Board,7 Consolidated
Papers, Inc. Also director of Snap-on Tools Corporation (Manufacturer and distributor of hand tools and related items), and Firstar Corporation (Bank holding company).

Gilbert D. Mead1      64    1974     Attorney, Washington, D.C.

Lawrence R. Nash      65    1981     Lawyer, of counsel, Podvin, Tuchscherer,
Huttenberg, Weymouth & Kryshak, S.C., Wisconsin Rapids, Wisconsin.

Glenn N.Rupp          50    1994     Consultant.8

1 Family relationships: Ruth Baldwin Barker and Sally M. Hands are cousins. George W. Mead and Gilbert D. Mead are brothers. Ruth Baldwin Barker and Sally M. Hands are cousins of George W. Mead and Gilbert D. Mead.

2 Served as President and Chief Executive Officer of NordicTrack, Inc. since 1990; previously served as President and Chief Operating Officer of NordicTrack, Inc.

3 Served as President and Chief Executive Officer of the Company since October, 1993; previously served as President and Chief Operating Officer of the Company.

4 Served as Partner of Foley & Lardner since February, 1994; previously served as Chief Executive and Partner of Foley & Lardner.

5 The Company retains the firm of Foley & Lardner on a regular basis.

6 Southeast Bank, N.A. was placed under the receivership of the Federal Deposit Insurance Company in September, 1991. Mr. Mead retired in June, 1991.

7 Served as Chairman of the Board of the Company since October, 1993; previously served as Chairman of the Board and Chief Executive Officer of the Company.

8 Served as Consultant since July, 1994; previously served as President and Chief Executive Officer of Simmons Upholstered Furniture Inc., and as President and Chief Executive Officer of Wilson Sporting Goods Co., Chicago, Illinois. Simmons Upholstered Furniture Inc., a privately held company, made a voluntary filing for reorganization under Chapter 11 of the Bankruptcy Code in 1994.

Audit Committee

At December 31, 1994, the Company's Audit Committee consisted of Bernard S. Kubale, Chairman, Ruth Baldwin Barker, Wiley N. Caldwell, D. Richard Mead, Jr., and Glenn N. Rupp. Gilbert D. Mead was a member and Chairman of the Audit Committee until April, 1994. The committee held two meetings during 1994. The Audit Committee recommends the Company's independent accountants; reviews the scope of the audit; reviews the compensation of the independent accountants; reviews the annual financial statements and the results of the audit with management, the internal auditors, and the independent accountants; reviews the independent accountants' recommendations with respect to changes in accounting procedures and internal accounting controls; reviews the activities of the internal auditors; and approves the appointment or removal of the internal audit manager. Wiley N. Caldwell was unable to attend one of the two meetings held during 1994.

Compensation Committee

For fiscal 1994, the Compensation Committee consisted of Wiley N. Caldwell, Chairman, Sally M. Hands, Bernard S. Kubale, Lawrence R. Nash and James R. Bostic. The committee held four meetings during 1994. This committee reviews the performance and remuneration arrangements for salaried employees generally and sets compensation for a defined group of key executives. This Committee also administers the 1989 Stock Option Plan. The Compensation Committee has reported on management compensation matters under the heading "Compensation Committee Report on Executive Compensation" on Page 10. James R. Bostic was unable to attend one of the three meetings held during the period that he was a member in 1994.

Nominating Committee

For fiscal 1994, the Nominating Committee consisted of Bernard S. Kubale, Chairman, Gilbert D. Mead, and Wiley N. Caldwell. The committee held two meetings during 1994. The Nominating Committee recommends nominees for election to the Board of Directors and other committees of the Board. It also makes recommendations to the Board with respect to qualifications and compensation of directors as well as Board organization. The committee will consider an individual nominated by a shareholder if the shareholder submits the nomination in accordance with the requirements of the Company's bylaws relating to nominations by shareholders. These procedures are described under "Proposals of Security Holders" on Page 2.

Management Succession Committee

For fiscal 1994, the Management Succession Committee consisted of Bernard S. Kubale, Chairman, Wiley N. Caldwell, Glenn N. Rupp and James R. Bostic. The committee held one meeting during 1994. The Management Succession Committee monitors the development and performance of the Company's executive officers and reviews qualifications and recommends candidates for executive offices. It also oversees the Company's programs for training and preparing candidates for executive offices. James R. Bostic was unable to attend the meeting held during 1994.


The Board of Directors held six meetings during 1994.

Executive Compensation
Summary Compensation Table

                                                                        Long-Term
                                                 Annual                  Compen-
                                              Compensation               sation
                                                                        Securities      Other
Name and                                                                Underlying      Compen-
Principal Position              Year      Salary ($)     Bonus ($)      Options(#)    sation ($)
P.F. Brennan                    1994        473,087(1)      8,942        60,000          6,058(2)
President (Chief Executive      1993        422,173(1)       -           10,000          6,126
Officer and Director)           1992        395,072(1)      8,658          -             6,206

G.W. Mead                       1994        376,936(1)       -             -             2,310(2)
Chairman (Director)             1993        480,585(1)       -             -             6,126
                                1992        483,885       11,154          -             6,206

W.P. Orcutt                     1994        215,536(1)      4,229         3,000          4,112(2)
Vice President,                 1993        209,853(1)      2,086          -             5,850
Manufacturing                   1992        207,991(1)      4,277          -             5,715

R.E. Schulz                     1994        198,372(1)      3,750         3,000          3,378(2)
Vice President,                 1993        177,576        1,989          -             5,514
Manufacturing                   1992        189,303(1)      3,783          -             5,098

G.M. Evans Jr.                  1994        181,212(1)      3,426         3,000          2,552(2)
Vice President                  1993        169,508(1)      1,839          -             4,996
                                1992        170,915(1)      3,302          -             4,806

(1)  Includes banked vacation (dollar amount) and vacation taken in cash: for P.F. Brennan,
$25,962 for 1994, $31,929 for 1993, and $20,302 for 1992; for G.W. Mead, $26,924 for 1994 and
$27,567 for 1993; for W.P. Orcutt, $4,087 for 1994, $7,808 for 1993, and $7,158 for 1992; for
R.E. Schultz, $10,873 for 1994 and $13,236 for 1992; for G.M. Evans Jr., $9,936 for 1994, $9,462
for 1993, and $12,050 for 1992.

(2) Includes contributions of $2,310 on behalf of each named executive officer to the
Consolidated Employees' Tax-saver & Investment Plan (401(k)), and payroll taxes attributable to retirement benefits accrued in excess of limits imposed by the Omnibus Budget Reconciliation Act of 1993:  for P.F. Brennan, $3,748; for W.P. Orcutt, $1,802; for R.E. Schulz, $1,068; for G.M.
Evans Jr., $242.

Option/SAR Grants in Last Fiscal Year
          Individual Grants
                                                                            Potential
                Number Of     % Of Total                                 Realizable Value
                Securities   Options/SARs                                At Assumed Annual
                Underlying    Granted To                                   Rates of Stock
                 Options/     Employees     Exercise Or                  Price Appreciation
                  SARs        In Fiscal     Base Price     Expiration    for Option Term (1)
    Name        Granted (#)     Year        ($/sh.)(2)        Date        5%($)     10%($)
P.F. Brennan      15,000         13%           44.00       02/10/2004     415,070   1,051,870
P.F. Brennan      45,000         39%           38.875      04/25/2004   1,100,173   2,788,053
G.W. Mead           -             -             N/A           N/A          N/A        N/A
W.P. Orcutt        3,000          3%           38.875      04/25/2004      73,345     185,870
R.E. Schulz        3,000          3%           38.875      04/25/2004      73,345     185,870
G.M. Evans Jr.     3,000          3%           38.875      04/25/2004      73,345     185,870

(1)  Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange
Commission rules, and do not represent the Company's estimate or projection of the price of the
Company's stock in the future.  Actual gains, if any, on stock option exercises depend upon the actual future performance of the Company's common stock and the continued employment of the option holders throughout the vesting period.  Accordingly, the potential realizable values set forth in this table may not be achieved.

(2) All options were granted at an exercise price equal to fair market value of the Company's common stock on the date of the grant.  The options expire ten years from the date of grant, or five years after termination of employment with the Company, whichever is earlier.


Aggregated Option/SAR Exercises in Last Fiscal Year
And FY-End Option/SAR Values

                                                   Number of
                                                   Securities               Value of
                                                   Underlying              Unexercised
                                                   Unexercised             In-the-Money
                                                   Options/SARs             Options/SARs
                                                   at FY-End(#)            at FY-End($)(1)
                Shares Acquired     Value          Exercisable/            Exercisable/
Name            On Exercise (#)  Realized ($)(1)    Unexercisable           Unexercisable
P.F. Brennan            -             -             36,477/45,000           166,718/283,950
G.W. Mead           8,325           57,109           8,624/  -               48,393/   -
W.P. Orcutt             -             -              6,843/ 3,000            60,243/ 18,930
R.E. Schulz             -             -              6,011/ 3,000            53,333/ 18,930
G.M. Evans Jr.        650            7,963           4,832/ 3,000            42,086/ 18,930

(1) Dollar values are calculated by determining the difference between the fair market value of the underlying common stock and the exercise price of the options at exercise or FY-end, respectively.

Consolidated Salaried Employees' Retirement Plan

The Consolidated Salaried Employees' Retirement Plan (the "Plan") is a defined benefit plan applicable to employees of the Company and its subsidiaries who are not in a collective bargaining unit, and is a qualified plan under the Internal Revenue Code. In recent years benefits have been based on average earnings for the latest five years and years of service, with benefits normally beginning at age 65. Officers participate in the Plan on the same basis as other salaried employees. The following table shows the estimated annual normal benefit payable upon retirement under the Plan for selected compensation and years of service classification:

Pension Plan Table

     Estimated Annual Benefit For Participants With Years of Service As Indicated*
 Final
Average
Earnings          15            20            25            30            35            40            45
$150,000         33,300        44,300        55,400        66,500        77,600        88,800       100,100
$200,000         44,500        59,300        74,200        89,000       103,800       118,800       133,800
$250,000         55,800        74,300        92,900       111,500       130,100       148,800       167,600
$300,000         67,000        89,300       111,700       134,000       156,300       178,800       201,300
$350,000         78,300       104,300       130,400       156,500       182,600       208,800       235,100
$400,000         89,500       119,300       149,200       179,000       208,800       238,800       268,800
$450,000        100,800       134,300       167,900       201,500       235,100       268,800       302,600
$500,000        112,000       149,300       186,700       224,000       261,300       298,800       336,300
$550,000        123,300       164,300       205,400       246,500       287,600       328,800       370,100
$600,000        134,500       179,300       224,200       269,000       313,800       358,800       403,800
$650,000        145,800       194,300       242,900       291,500       340,100       388,800       437,600

* Compensation for purposes of computing retirement benefits means total cash compensation, including cash withdrawals of accrued vacation but, exclusive of discretionary bonuses, for service rendered to the employers. The annual benefits shown above are not subject to offset for Social Security benefits. Years of service, as of December 31, 1994, for the five individuals named in the Summary Compensation Table are as follows: P.F. Brennan - 32; G.W. Mead - 43; W.P. Orcutt - 39; R.E. Schulz - 29; G.M. Evans Jr. - 22. Under sections 401(a)(17) and 415 of the Internal Revenue Code, considered earnings are limited to $150,000 and benefits under the Plan are limited to $118,800 per year. Earnings in excess of $150,000 are recognized and benefits in excess of $118,800 are provided under a separate nonqualified supplemental retirement plan sponsored by the Company.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Among Consolidated Papers, Inc., S&P 500 Index, & Dow Jones Paper Products
Index

The Comparison of Five-Year Cumulative Total Return below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1993 or under the Securities Exchange Act of 1934, except to the extent Consolidated specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. Total return includes reinvestment of dividends.

                                 Dec-89  Dec-90 Dec-91 Dec-92  Dec-93  Dec-94
Consolidated Papers, Inc.         $100    $90    $ 89   $101    $111    $119
S&P 500                           $100    $97    $126   $136    $150    $152
Dow Jones Paper Products Index    $100    $95    $120   $120    $129    $144

COMPENSATION COMMITTEE

Report On Executive Compensation

The Compensation Committee of the Board of Directors is responsible for the Company's compensation program covering its executive officers, including the five officers named in the Summary Compensation Table. The following report on executive compensation was prepared by the members of the Compensation Committee.

Compensation Policies. The Company's executive compensation program is based on the principle that compensation levels must be aligned with the Company's overall business strategy and the goal of maintaining and, where possible, enhancing profitability as a means of maximizing shareholder value. The Compensation Committee endeavors to work with management toward achieving the following objectives:

- - Reward executives for long-term strategic management and the enhancement of shareholder value by allowing executives, through stock options and other benefit plans, to participate in the appreciation of the market value of the Company's stock.

- - Align compensation programs with annual and long-term strategic planning, goals and objectives.

- - Attract and retain key executives essential to the Company's long-term success by providing competitive compensation opportunities.

The Company's salary and bonus policies, awards made under the 1989 Stock Option Plan, and other employee benefit plans are intended to encourage the achievement of the Company's goals. The following discussion describes the specific components of executive compensation, how these components relate to the Company's compensation policies, and the relationship of corporate performance to executive compensation.

Executive Base Salaries. In setting executive base salaries, including the salaries of the individuals listed in the Summary Compensation Table, the Compensation Committee reviews salary practices and data reported by a selected group of companies in the paper industry, focusing particularly on eleven companies which have significant coated paper production. These companies include six of the nine companies (in addition to Consolidated) which make up the Dow Jones Paper Products Index (see chart on Page 9). In accordance with the policy of attracting and retaining key executives described above, executives of Consolidated typically receive base salaries in the mid-range of the base salaries offered by these peer companies for comparable positions. Increases in base salary depend in part on this peer group analysis as well as the Company's results for the prior year and financial prospects for the following year. Percentage increases for executives are generally in line with overall planned merit budget increases for all salaried employees of the Company. Increases are also influenced by changes in an individual's responsibilities through promotion or transfer and the individual's potential for further advancement in the Company. In the case of executives other than the Chairman of the Board and the President and Chief Executive Officer, the Compensation Committee's evaluation is based in part upon the evaluations and recommendations of the President and Chief Executive Officer. The executive salaries established in February 1994 reflected the continued difficult business environment for the paper industry generally and the Company in particular during 1993. Base salaries for executive officers of the Company were increased an average of 4.5% for 1994. The Company's performance versus a selected peer group appears under the caption "Comparison of Five-Year Cumulative Total Return" on Page 9.

Incentive Compensation. In late 1993, the Compensation Committee began to study possible changes in the Company's compensation practices for senior executives. The purpose of the study was to develop a comprehensive plan for the senior members of management which appropriately blended forms of short and long-term incentive compensation for these persons, taking into account the nature of the Company and its goals. Hewitt Associates was retained to assist the Committee in this study. Upon completion of a review of the Company's then current compensation practices, Hewitt Associates advised the Committee that the Company's total executive compensation levels (base salary plus incentive compensation ) were well below competitive norms in the paper industry. In consultation with Hewitt Associates, the Committee developed an incentive compensation plan intended to provide senior executives with the opportunity to earn compensation at levels which approach competitive norms in the paper industry depending upon Company performance. The Committee's plan consists of a bonus plan (payable in cash and Company stock) tied to individual and corporate performance and a plan for increased stock option grants. This approach avoided increases in fixed costs, such as increases in base salary. The plan will cover approximately thirty key executives at the Company, including the executive officers named in the Summary Compensation Table other than George W. Mead.

The bonus plan adopted by the Committee is effective starting in calendar year 1995. Payments under the bonus plan will be tied to achievement of Company-wide financial targets and individual performance goals in each applicable period. Targets and goals will be reviewed and approved by the Compensation Committee on an annual basis. Depending upon the executive's position, these bonuses will range from a minimum of 7.5% (at the threshold target level) to a maximum of 35% (at the maximum target level) of the executive's base salary. The Company-wide target for the 1995 bonus is the Company's operating income as a percentage of average operating assets (OI/AOA), as set forth in the 1995
profit plan.   The Company's profit plan for each year is initially prepared late in the preceding year and is finalized and reviewed by the Board of Directors in February, incorporating management's best estimate of the Company's likely performance for the upcoming year. Minimum and maximum awards under the bonus plan for 1995 are tied to threshold and maximum targets of 80% to 120%, respectively, of the OI/AOA in the 1995 profit plan. The first awards, if any, under the bonus plan will be made in early 1996. Half of the value of any award will be in cash, and half will be in Company common stock. The Compensation Committee currently expects to continue the bonus arrangement, with updated targets, for 1996 and later years.

Hewitt Associates also recommended increased use of stock option grants under the 1989 Stock Option Plan for the same group of senior executives. The size and frequency of the awards made in 1994 was determined with reference to Hewitt Associates' analysis of competitive practices in the paper industry. The grant program adopted by the Compensation Committee for 1994 represented award levels at approximately one-half of competitive long-term incentive norms. The size of the individual awards to the Company's senior executives depended on the executive's relative position with the Company. During 1994, the Compensation Committee granted options to purchase an aggregate of 54,000 shares to the senior executives other than Mr. Brennan and Mr. Mead. In accordance with the terms of the 1989 Stock Option Plan, all of these options have an exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The options have a term of ten years from the date of grant and vest over a period of three years. The grants are intended to give this group of executives long-term incentives to remain with the Company and to encourage significant stock ownership by members of this group. The latter goal is intended to better align the interests of these executives with those of the shareholders. Based upon similar criteria, the Compensation Committee presently intends to provide stock option grants for senior executives other than Mr. Brennan and Mr. Mead on an annual basis.

Compensation Award Program - 1994. The Company initiated a modest incentive program in 1992 for all non-union personnel which provided for a bonus payment of approximately 2% of base salary in the event specified reductions were achieved in "controllable" costs such as material usage and energy consumption. Staff areas are also given departmental goals to achieve in order to earn the incentive payment. The goals set for 1994 were achieved, and awards were made to all nonunion personnel, including the named executive officers. The 1994 awards took the form of Company contributions for purchase of Company common stock to the accounts maintained by the employees under the Company's Tax-saver and Investment Plan (401(k)).

Compensation of Chief Executive Officer. Patrick F. Brennan became Chief Executive Officer of the Company in October, 1993. At that time, Mr. Brennan's annual salary was increased to $425,000 per year, reflecting his increased responsibilities. Mr. Brennan's base salary was increased to $450,000 in 1994. Mr. Brennan's 1994 salary was set with reference to comparative information regarding compensation of other chief executive officers of similar companies in the paper industry. Mr. Brennan's base salary is in the lower middle range of this group, although most other members of the group provide greater incentive compensation in the form of bonuses, stock options and other benefits for their chief executive officers. Mr. Brennan was granted a nonqualified option at the time of his promotion to purchase 10,000 shares of common stock, and options to purchase an aggregate of 60,000 shares of common stock in February and April, 1994. All grants were made at fair market value on the date of the grant. These option grants were designed to give Mr. Brennan an immediate substantial increase in his equity position in the Company, so as to more closely align Mr. Brennan's interests with those of Company shareholders. The size of the option granted to Mr. Brennan was determined with reference to competitive practices in the paper industry. The options granted to Mr. Brennan in 1994 vest over a three-year period. All Mr. Brennan's options are exercisable for a period of five years following his retirement. This extension after retirement is intended to encourage Mr. Brennan to continue to emphasize the long-term best interests of the Company and its shareholders by awarding him options which will extend beyond his anticipated retirement in 1996 at age 65.

Other Employee Benefit Plans. The Company's policy with respect to other employee benefit plans is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company. These plans include the Consolidated Employees' Tax-saver and Investment Plan (401(k)); the Consolidated Salaried Employees' Retirement Plan and the Consolidated Employees' Benefit Plan (medical coverage). The Company believes that its employee benefit plans are generally comparable to similar plans in the paper industry.

Section 162(m) Compliance. Under Section 162(m) of the Internal Revenue Code, the tax deduction of corporate taxpayers is limited with respect to the compensation of certain executive officers unless the compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

Compensation Committee:
Wiley N. Caldwell, Chairman
James R. Bostic
Sally M. Hands
Bernard S. Kubale
Lawrence R. Nash

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Kubale served on the Compensation Committee for the past fiscal year. Mr. Kubale is a Partner of Foley & Lardner, a Milwaukee, Wisconsin-based law firm which represents the Company and its subsidiaries on a regular basis.


COMPENSATION OF DIRECTORS

Nonemployee directors receive an annual retainer of $18,000. All nonemployee directors receive a meeting fee of $1,000 for each Board meeting attended.
All nonemployee members of each committee also receive a meeting fee of $1,000 for each committee meeting attended. Nonemployee committee chairmen receive an annual retainer of $1,000. Each director who has completed at least three years of service as a nonemployee director participates in the Consolidated Directors' Retirement Plan. Under this plan, a retired director receives an annual payment equal to the annual retainer fee in effect at the time of the director's retirement. The retired director is entitled to receive this annual payment for that number of years that is equal to the number of years served as a nonemployee director, up to a maximum of ten years. Nonemployee directors also receive options to purchase Company common stock under certain nondiscretionary provisions of the 1989 Stock Option Plan. These provide that each nonemployee director who has completed at least one full year of service is granted options to purchase 1,000 shares on the date of the annual meeting of shareholders, up to a maximum of 5,000. All options are priced at fair market value on the date of grant.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1994 all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that D. Richard Mead Jr., a director of the Company, filed one such report 60 days after the required filing date.

INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP audited the accounts of Consolidated Papers, Inc. and subsidiaries for fiscal 1994 and has been selected to audit the accounts for the current year. A representative of that firm is expected to be present at the annual meeting of shareholders and will be available to respond to appropriate questions, and he will be given the opportunity to make a statement if he desires to do so.

OTHER MATTERS

Management is not aware of any other matters to be considered at this annual meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.


Wisconsin Rapids, Wisconsin 54495-8050                      Carl H. Wartman
March 14, 1995                                              Secretary
PROXY
CONSOLIDATED PAPERS, INC.
P.O. Box 8050
Wisconsin Rapids, Wisconsin 54495-8050   This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints GEORGE W. MEAD and PATRICK F. BRENNAN as proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all shares of Common
Stock of Consolidated Papers, Inc. which the undersigned is entitled to vote at the annual meeting to be held on April 24, 1995, and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder.
If no direction is made, this proxy will be voted "FOR" Proposal 1.

The proxies appointed herein may act by one of said proxies at the meeting.

Please mark, sign, date and mail the proxy card promptly using the enclosed envelope.

(Continued and to be signed on the reverse side.)


CONSOLIDATED PAPERS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  X



1.  ELECTION OF DIRECTORS:  Nominees:

    R.B. Barker, J.R. Bostic, P.F. Brennan, W.N. Caldwell, S.M. Hands, B.S. Kubale,
    D.R. Mead, Jr., G.W. Mead, G.D. Mead, L.R. Nash, and G.N. Rupp

                        For All
    For     Withhold    (Except Nominee(s) written below)



2.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


Dated                          , 1995


            Signature of Shareholder


      For Joint Account Each Owner Should Sign


Please sign proxy as name appears.  Joint owners should each sign personally.  Trustees and others signing in a representative capacity should indicate the capacity in which they sign.
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